EXECUTION COPY

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT, dated as of February 9, 2017 (this “Agreement”), is made and given by GOLD TORRENT INC., a Nevada corporation (the “Grantor”), to each of CRH MEZZANINE PTE. LTD., a Singapore private limited company (the “Preferred Note Holder”), and CRH FUNDING II PTE. LTD., a Singapore private limited company (the “Stream Holder”), (and together, the “Secured Parties” and each, a “Secured Party”).

RECITALS

A. Grantor and each Secured Party have entered into a Convertible Note Purchase and Investment Agreement dated February 9, 2017 (the “Securities Purchase Agreement”) pursuant to which (i) the Preferred Note Holder agreed to loan to the Grantor US$2,000,000 (the “Loan”, as evidenced by a secured preferred promissory note (the “Secured Note(s)”), (ii) the Stream Holder agreed to advance up to US$11,250,000 to Alaska Gold Torrent LLC, a joint venture Nevada limited liability company, owned in part by the Grantor (“JV Co”), under the terms of a Gold and Silver Prepayment Agreement by and among JV Co, Stream Holder, Grantor, and Miranda U.S.A. Corp dated February 9, 2017 (the “Stream Agreement”); (iii) Grantor issued the Preferred Note Holder share purchase warrants exercisable to acquire shares of common stock of Grantor (the “Warrants”); (iv) Grantor, and Preferred Note Holder, entered into an Investor Rights Agreement dated February 9, 2017 (the “Investor Rights Agreement”); and Grantor and Stream Holder entered into a Guarantee dated February 9, 2017, under which Grantor guaranteed obligations of JV Co under the Streaming Documents (as defined herein)(the “Guarantee”).

B. In order to induce the Preferred Note Holder to make the Loan to Grantor, the Stream Holder to enter into the Stream Agreement and each Secured Party to enter into the Securities Purchase Agreement, Grantor has agreed to enter into this Agreement and to grant the Secured Parties the security interests in the Collateral described below.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party and the Secured Party to enter into the Securities Purchase Agreement and to extend credit accommodations to the Grantor thereunder, the Grantor hereby agrees with the Secured Party as follows:

Section 1. Defined Terms.

(a) The following terms shall have the respective meanings provided for in the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”): “Cash Proceeds,” “Goods “Inventory,” “Noncash Proceeds,” “Payment Intangibles,” “Proceeds,” “Promissory Notes,” and “Supporting Obligations.” Terms used herein which are defined in the UCC on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Holder and the Grantor may mutually agree.

(b) Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Secured Note(s), the Streaming Agreement or the Securities Purchase Agreement, as context dictates.

(c) As used in this Agreement, the following terms shall have the meanings indicated:

“Account” means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated, sponsored, licensed or authorized by a state or governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state. The term includes health-care insurance receivables.

“Account Debtor” shall mean a Person who is obligated on or under any Account, Chattel Paper, Instrument or General Intangible.

“Chattel Paper” shall mean a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods.

“Collateral” shall mean all property and rights in property now owned or hereafter at any time acquired by the Grantor in or upon which a Security Interest is granted to the Secured Party by the Grantor under this Agreement.

“Control” shall have the meaning given to such term in the Uniform Commercial Code in effect in the State of New York as of the date of this Agreement.

“Copyrights” means any and all rights in any published and unpublished works of authorship, including (i) copyrights, (ii) copyright registrations and recordings thereof and all applications in connection therewith and (iii) all renewals, extensions, restorations and reversions thereof.

“Deposit Account” shall mean any demand, time, savings, passbook or similar account maintained with a bank, excluding any Excluded Deposit Account.

“Document” shall mean a document of title or a warehouse receipt.

“Equipment” shall mean all machinery, equipment, motor vehicles, furniture, furnishings and fixtures, including all accessions, accessories and attachments thereto, and any guaranties, warranties, indemnities and other agreements of manufacturers, vendors and others with respect to such Equipment.

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“Equity Interests” shall mean all shares, interests, participation or other equivalents, however designated, of or in a corporation, a limited liability company, a general partnership, a limited liability partnership or a limited partnership, whether or not voting, including but not limited to common stock, limited liability company member interests, warrants, partnership interests, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

“Event of Default” shall have the meaning given to such term in Section 19 hereof.

“Excluded Assets” shall mean, collectively, (i) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of Grantor, if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided, that, (A) the foregoing exclusions of this clause (i) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or such sections of the Uniform Commercial Code as in effect in other jurisdictions) or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Secured Party’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of this clause (i) shall in no way be construed to limit, impair, or otherwise affect any of Secured Party’s continuing security interests in and liens upon any rights or interests of Grantor in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Equity Interests (including any Accounts or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Equity Interests); (ii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral.

“Financing Statement” shall have the meaning given to such term in Section 4 hereof.

“Fixtures” shall mean goods that have become so related to particular real property that an interest in them arises under real property law.

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“General Intangibles” shall mean any personal property (other than goods, Accounts, Chattel Paper, Deposit Accounts, Documents, Instruments, Investment Property, Letter of Credit Rights and money) including things in action, contract rights, payment intangibles, software, corporate and other business records, inventions, designs, Patents, patent applications, service marks, trademarks, tradenames, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.

“Guarantee” shall mean the Guarantee dated February 9, 2017, under which Grantor guaranteed obligations of JV Co under the Streaming Documents;

“Instrument” shall mean a negotiable instrument or any other writing which evidences a right to the payment of a monetary obligation and is not itself a security agreement or lease and is of a type which is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.

“Intellectual Property” shall any and all Patents, Copyrights, Trademarks, Goodwill, uniform resource locations (URL’s) and domain names.

“Investment Property” shall mean a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract or a commodity account.

“Letter of Credit Right” shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

“Licenses” shall mean, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses).

“Lien” shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

“Patents” shall mean patents and patent applications (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable Law with respect to use of any patents, (ii) continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, and (iii) rights corresponding thereto throughout the world.

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“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, private limited company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Pledged Collateral” shall mean collectively (a) the Pledged Equity Interests and the certificates and instruments representing the Pledged Equity Interests, and all dividends, interest, principal, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity Interests and (b) all additional shares of stock, limited liability company member interests, partnership interests and debt of any issuer of or obligor upon the Pledged Equity Interests from time to time acquired by any Grantor in any manner, and the certificates and instruments representing such additional shares, member interest, partnership interests and debt, and all dividends, interest, principal, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, limited liability company member interests, partnership interests and debt.

“Pledged Equity Interests” shall mean the Equity Interests, if any, described in Schedule I hereto issued by the corporations, limited liability companies and partnerships named therein, including (a) the Grantor’s capital account, if any, relating to the issuers of such Equity Interests, (b) the entire economic and voting interest of any Grantor as a shareholder, member or partner, as applicable, in the issuers of such Equity Interest and (c) the Grantor’s interest in the organizational documents of the issuers of such Equity Interests.

“Secured Party” shall have the meaning indicated in the opening paragraph hereof.

“Securities Account” shall have the meaning given to such term in Section 4-8-501 the Uniform Commercial Code in effect in the State of New York as of the date of this Agreement.

“Securities Purchase Agreement” shall have the meaning indicated in Recital A.

“Security Interest” shall have the meaning given such term in Section 2 hereof.

“Streaming Documents” shall mean the Streaming Agreement and any agreements, contracts, mortgages, security interests and other obligations contemplated under the Streaming Agreement and any agreements, contracts, mortgages, security interests and other obligations contemplated under the Streaming Agreement.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks, brand names, logos, symbols, trade dress, assumed names, fictitious names and service mark applications, and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with (i) all extensions, modifications and renewals thereof, (ii) the goodwill of the Grantor’s business symbolized by the foregoing or connected therewith, and (iii) all of the Grantor’s rights corresponding thereto throughout the world.

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“Transaction Documents” shall mean, as the context requires, the Securities Purchase Agreement, the Preferred Note, the Guarantee, the Investor Rights Agreement, this Agreement, the Indemnity Agreement and any agreements, contracts, mortgages, security interests and other obligations contemplated under the Securities Purchase Agreement.

(d) All other terms used in this Agreement which are not specifically defined herein shall have the meaning assigned to such terms in Article 9 of the Uniform Commercial Code as in effect in the State of New York.

(e) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and “or” has the inclusive meaning represented by the phrase “and/or.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Agreement unless otherwise provided.

Section 2. Grant of Security Interest. As security for the payment and performance of its obligations to the Secured Party under the Transaction Documents, Grantor hereby grants to the Secured Party for the benefit of the Secured Party a security interest (the “Security Interest”) in all of such Grantor’s right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

(a) All Accounts.

(b) All Chattel Paper.

(c) All Deposit Accounts.

(d) All Documents.

(e) All Equipment.

(f) All Goods.

(g) All Fixtures.

(h) All General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses);

(i) All Instruments.

(j) All Investment Property.

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(k) All Letter of Credit Rights.

(l) All Supporting Obligations.

(m) All Pledged Collateral.

(n) To the extent not otherwise included in the foregoing, all other rights to the payment of money, including rents and other sums payable to the Grantor under leases, rental agreements and other Chattel Paper, all books, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of the Grantor or any computer bureau from time to time acting for the Grantor; all rights in, to and under all policies insuring the life of any officer, director, stockholder or employee of the Grantor, the proceeds of which are payable to the Grantor; all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and all proceeds (including insurance proceeds) and products thereof.

(o) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral.

Notwithstanding the foregoing, nothing herein shall constitute, or be deemed to constitute, an assignment, hypothecation or pledge of, or a grant of a security interest in, and “Collateral” shall not include, any Excluded Assets; provided, however, that the Collateral shall include all Proceeds of Excluded Assets unless otherwise constituting Excluded Assets.

Section 3. Grantor Remain Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the Accounts, Chattel Paper, General Intangibles and other items included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the Accounts or any other items included in the Collateral, and (c) the Secured Party shall have no obligation or liability under Accounts, Chattel Paper, General Intangibles and other items included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Title to Collateral. The Grantor has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding, title to each item of Collateral (including the proceeds and products thereof), free and clear of all liens except the Security Interest. The Grantor will not license any Collateral. The Grantor will defend the Collateral against all claims or demands of all Persons (other than the Secured Party) claiming the Collateral or any interest therein. As of the date of execution of this Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a “Financing Statement”) covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

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Section 5. Disposition of Collateral. The Grantor will not sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except (i) sales in the ordinary course of business (with a value of less than Ten Thousand Dollars ($25,000)), (ii) disposition of worn out or obsolete Equipment, or (iii) abandonment of Intellectual Property that Grantor has determined in its good faith business judgment is no longer of material value to the business of Grantor. The Grantor shall take commercially reasonable actions to preserve and maintain all of its material Trademarks, Patents, Copyrights, Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability.

Section 6. Delivery of Pledged Collateral. All certificates and instruments representing or evidencing the Pledged Collateral shall be delivered to the Secured Party contemporaneously with the execution of this Agreement, but only to the extent that such certificates and instruments exist. All certificates and instruments representing or evidencing Pledged Collateral received by the Grantor after the execution of this Agreement shall be delivered to the Secured Party promptly upon that Grantor’s receipt thereof. All such certificates and instruments shall be held by or on behalf of the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. The Secured Party shall have the right at any time after an Event of Default, to cause any or all of the Pledged Equity Interests to be transferred of record into the name of the Secured Party or its and to exchange certificates representing or evidencing Pledged Equity Interests for certificates of smaller or larger denominations.

Section 7. Certain Warranties and Covenants. The Grantor makes the following warranties and covenants:

(a) The Pledged Equity Interests have been duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable. The certificates and instruments, as applicable, representing the Pledged Collateral are genuine. The Pledged Collateral is not subject to any offset or similar right or claim of the issuers thereof.

(b) The Pledged Equity Interests constitute the percentage of the issued and outstanding ownership interests of the respective issuers thereof indicated on Schedule I (if any such percentage is so indicated). The entities listed in Schedule I are the Grantor’s only subsidiaries existing on the date hereof. The Pledged Equity Interests have been duly authorized and validly issued and are fully paid and nonassessable (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived) and with respect to Pledged Equity Interests pledged on the date hereof, the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as noted in Schedule I hereto, the Pledged Shares constitute 100% of the issued shares of Equity Interests of the subsidiaries listed therein as of the date hereof

(c) None of the Pledged Collateral (i) shall be deposited in, credited to or otherwise subject to any Securities Account, except a Securities Account subject to the Control of the Secured Party, or (ii) shall be subject to the Control of any Person other than the Grantor and the Secured Party.

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(d) The Grantor will (i) cause each issuer of the Pledged Equity Interests that it controls not to issue any Equity Interests in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Grantor or as otherwise permitted by the Secured Party, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests of each issuer of the Pledged Equity Interests that are issued to the Grantor.

(e) Grantor shall not, without written notice to Secured Party, add any new offices or business locations, other than the locations identified on Schedule II, including other locations where Collateral is held (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in assets or property). The Grantor’s exact legal name, chief place of business and chief executive office, jurisdiction of organization, organizational ID number and the place where such Grantor keeps its material Records concerning Accounts are located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof). None of the Accounts in excess of One Hundred Thousand Dollars ($100,000) are evidenced by Promissory Notes or other Instruments, except for those that have been delivered to the Secured Party to the extent otherwise required herein. Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of each Deposit Account, Securities Account and Commodities Account of the Grantor (in each case, other than Excluded Deposit Accounts), together with the name and address of each institution at which each such account is maintained, the account number for each such account and a description of the purpose of each such account. All of the Promissory Notes, Chattel Paper Instruments and Letter of Credit Rights, in each case, with a value in excess of One Hundred Thousand Dollars ($100,000), for which the Grantor is a payee are listed in Schedule V hereto along with the information relating to the applicable payor, payee, date of creation and amount thereunder (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof).

(f) All material registered United States Copyrights, registered United States Trademarks, and issued United States Patents that are owned by such Grantor are valid, subsisting and, enforceable and have at all times been maintained in compliance with all laws, rules, regulations, and orders of any governmental authority applicable thereto.

(g) As of the date hereof, no Grantor holds any Commercial Tort Claims in excess of One Hundred Thousand Dollars ($100,000) except for such claims described in Schedule VI hereto.

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Section 8. Names, Offices, Locations, Jurisdiction of Organization. The Grantor will not locate or relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Party’s perfected security interest in such Collateral without the prior written consent of the Secured Party. The Grantor will not change its name, the location of its chief place of business and chief executive office or its organizational structure (including without limitation, its jurisdiction of organization) unless the Secured Party has been given at least 10 days prior written notice thereof and the Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest.

Section 9. Rights to Payment. Each Account, Chattel Paper, Document, General Intangible and Instrument constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation of the Account Debtor or other obligor named therein or in the relative Grantor’s records pertaining thereto as being obligated to pay or perform such obligation. Without the Secured Party’s prior written consent, the Grantor will not agree to any modifications, amendments, subordinations, cancellations or terminations of the obligations of any such Account Debtors or other obligors except in the ordinary course of business. The Grantor will perform and comply in all material respects with all its obligations under any items included in the Collateral and exercise promptly and diligently its rights thereunder.

Section 10. Further Assurances; Attorney-in-Fact.

(a) The Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, the Grantor will, promptly and from time to time at the request of the Secured Party: (i) execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices (including fixture filings with any necessary legal descriptions as to any goods included in the Collateral which the Secured Party determines might be deemed to be fixtures, and instruments and notices with respect to vehicle titles), as may be necessary or desirable, or as the Secured Party may request, in order to perfect, preserve, and enhance the Security Interest granted or purported to be granted hereby; (ii) obtain from any bailee holding any item of Collateral an acknowledgement, in form satisfactory to the Secured Party that such bailee holds such collateral for the benefit of the Secured Party; (iii) obtain from any securities intermediary or depository bank, or other party holding any item of Collateral, control agreements in form satisfactory to the Secured Party, provided that the Grantor shall obtain such control agreements within ninety (90) days after the Closing Date for all Accounts existing as of the Closing Date and within ninety (90) days after creation or acquisition thereof for all accounts created or acquired after the Closing Date; (ii) deliver and pledge to the Secured Party, all Instruments and Documents, duly indorsed or accompanied by duly executed instruments of transfer or assignment, with full recourse to the Grantor, all in form and substance satisfactory to the Secured Party; (v) if at any time after the date hereof, the Grantor acquires or holds any Commercial Tort Claim in excess of One Hundred Thousand Dollars ($100,000) the Grantor shall, within sixty (60) days notify the Secured Party in a writing signed by the Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Secured Party a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance reasonably satisfactory to the Secured Party; (vi) notify the Secured Party in writing within sixty (60) days after the creation or acquisition of any new United States Patents, Trademarks or Copyrights that are registered or the subject of pending applications for registrations, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications; (vii) upon the request of the Secured Party, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office with respect to issued U.S. Patents (and applications therefor), U.S. registered Trademarks (and applications therefor) or registered U.S. Copyrights, the Grantor shall execute and deliver to Secured Party one or more Notices of Grant of a Security Interest to further evidence the Secured Party’s lien on the Grantor’s material Patents, Trademarks, or Copyrights; and (viii) obtain waivers, in form satisfactory to the Secured Party, of any claim to any Collateral from any landlords or mortgagees of any property where any Equipment is located.

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(b) The Grantor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral where permitted by law, including Financing Statements designating the Collateral as “all assets” or “all personal property” or words of like import. The Grantor irrevocably waives any right to notice of any such filing.

(c) In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement, the Grantor hereby appoints (with such appointment to become effective upon the occurrence of an Event of Default) the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party’s good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Party may reasonably believe is necessary or advisable to enforce its rights under this Agreement, in a manner consistent with the terms hereof.

Section 11. Taxes and Claims. The Grantor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantor’s books in accordance with generally accepted accounting principles.

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Section 12. Books and Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and credits granted with respect to all Accounts, Chattel Paper and other items included in the Collateral.

Section 13. Verifications. The Secured Party or its designee is authorized to contact Account Debtors and other Persons obligated on any such Collateral from time to time to verify the existence, amount and/or terms of such Collateral.

Section 14. Notice of Loss. The Grantor will promptly notify the Secured Party of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to the Grantor, in any material item of Collateral or the prospect of payment or performance thereof.

Section 15. Insurance. The Grantor will keep the Equipment insured against “all risks” for the full replacement cost thereof subject to a deductible not exceeding that which is customary for a business of the type and size of the Grantor and with an insurance company or companies as are satisfactory to the Secured Party, the policies to protect the Secured Party as its interests may appear, with such policies or certificates with respect thereto to be delivered to the Secured Party at its request. Each such policy or the certificate with respect thereto shall provide that such policy shall not be canceled or allowed to lapse unless at least 30 days prior written notice is given to the Secured Party.

Section 16. Action by the Secured Party. If the Grantor at any time fails to perform or observe any of the foregoing agreements, the Secured Party shall have (and the Grantor hereby grants to the Secured Party) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Party’s option, in the Secured Party’s name) and to take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and the Grantor shall thereupon pay to the Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

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Section 17. Insurance Claims. As additional security for the payment and performance of the Obligations, the Grantor hereby assigns to the Secured Party for the benefit of the Secured Party any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto. At any time insurance claims (or potential insurance claims) in excess of One Hundred Thousand Dollars ($100,000) in the aggregate are outstanding, whether before or after the occurrence of any Event of Default, the Secured Party may (but need not), in the Secured Party’s name or in the Grantor’s name, execute and deliver proofs of claim, receive all such monies, indorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Notwithstanding any of the foregoing, so long as no Event of Default exists, the Grantor shall be entitled to all insurance proceeds with respect to Equipment provided that such proceeds are applied to the cost of replacement Equipment within 180 days after the receipt thereof.

Section 18. The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured Party shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Secured Party will take action in the nature of exchanges, conversions, redemptions, tenders and the like requested in writing by the Grantor with respect to the Collateral in the Secured Party’s possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care with respect to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.

Section 19. Default. Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) the occurrence of an event of default under the Transaction Documents, (b) any material default in the performance of any obligation of the Grantor hereunder or under any instrument or agreement executed and delivered to secure payment of Grantor’s indebtedness to Secured Party and (c) Grantor shall be unable, or admit in writing its inability, to pay its debts, or shall not pay its debts generally as they come due, or shall make any assignment for the benefit of creditors.

Section 20. Remedies on Default. Upon the occurrence of an Event of Default and at any time thereafter:

(a) The Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of New York.

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(b) The Secured Party shall have the right to enter upon and into and take possession of all or such part or parts of the properties of the Grantor, including lands, plants, buildings, Equipment and other property as may be necessary or appropriate in the judgment of the Secured Party to permit or enable the Secured Party to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Secured Party may elect, and to use and operate said properties for said purposes and for such length of time as the Secured Party may deem necessary or appropriate for said purposes without the payment of any compensation to the Grantor therefor. The Secured Party may require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party. The Secured Party may give any entitlement orders deemed appropriate by it with respect to the Investment Property and Pledged Collateral.

(c) Any disposition of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party may reasonably believe are commercially reasonable. The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.

(d) The Secured Party is hereby granted a license or other right to use, without charge, all of the Grantor’s property, including, without limitation, all of the Grantor’s labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and the Grantor’s rights under all licenses and all franchise agreements shall inure to the Secured Party’s benefit until the Obligations are paid in full.

(e) If notice to the Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section 26 hereof at least ten calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against the Grantor, or against any other Person or property. The Secured Party (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

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Section 21. Remedies as to Certain Rights to Payment. Upon the occurrence of an Event of Default and at any time thereafter the Secured Party may notify any Account Debtor or other Person obligated on any Accounts or other Collateral that the same have been assigned or transferred to the Secured Party and that the same should be performed as requested by, or paid directly to, the Secured Party, as the case may be. The Grantor shall join in giving such notice, if the Secured Party so requests. The Secured Party may, in the Secured Party’s name or in the Grantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Account Debtor or other Person. If any payments on any such Collateral are received by the Grantor after an Event of Default has occurred, such payments shall be held in trust by the Grantor as the property of the Secured Party and shall not be commingled with any funds or property of the Grantor and shall be forthwith remitted to the Secured Party for application on the Obligations.

Section 22. Application of Proceeds. All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Party payable pursuant to Section 24 hereof).

Section 23. Additional Guarantors. The Grantor will arrange to have any new subsidiary it creates or acquires join this Agreement and provide a guaranty of the Grantor’s Obligations under the Transaction Documents pursuant to a security agreement supplement in a form reasonably acceptable to the Grantor and the Secured Party within thirty (30) days after the creation or acquisition of such subsidiary.

Section 24. Costs and Expenses; Indemnity.

(a) The Grantor will pay or reimburse the Secured Party for all expenses paid or incurred by the Secured Party. If (i) this Agreement is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or Secured Party otherwise takes action to collect amounts due under this Agreement or to enforce the provisions of this Agreement or (ii) there occurs any bankruptcy, reorganization, receivership of Grantor or other proceedings affecting Grantor creditors’ rights and involving a claim under this Agreement, then Grantor shall pay the costs incurred by Secured Party for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees and disbursements.

(b) The Grantor shall indemnify and hold the Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement and the Security Interest hereby created (including enforcement of this Agreement) or the Secured Party’s actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party’s fraud, gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Grantor to indemnify and hold the Secured Party harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest. The obligations of the Grantor under this Section 24 shall survive any termination of this Agreement.

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Section 25. Waivers; Remedies; Marshalling. This Agreement can be waived, modified, amended, terminated, discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantor hereby waive all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.

Section 26. Notices. Any notice or other communication to any party in connection with this Agreement shall be given in the manner required by the Securities Purchase Agreement.

Section 27. Continuing Security Interest; Assignments under Transaction Documents. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and the expiration of the obligations, if any, of the Secured Party to extend credit accommodations to the Grantor, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Transaction Documents to any other Persons to the extent and in the manner provided in the Transaction Documents and may similarly transfer all or any portion of its rights under this Agreement to such Persons.

Section 28. Termination of Security Interest. Upon payment in full of the Obligations and the expiration or termination of any obligation of the Secured Party to extend credit accommodations to the Grantor, the Security Interest granted hereby shall terminate. Upon any such termination, the Secured Party will return to the Grantor such of the Collateral then in the possession of the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantor and shall be without warranty by, or recourse on, the Secured Party.

Section 29. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

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Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 30. Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY; AND THE GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 31. Waiver of Jury Trial. THE GRANTOR AND EACH SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 32. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery by facsimile or other electronic transmission by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

Section 33. General. All representations and warranties contained in this Agreement or in any other agreement between the Grantor and each Secured Party shall survive the execution, delivery and performance of this Agreement and the creation of the Obligations. The Grantor waives notice of the acceptance of this Agreement by each Secured Party. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

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IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its respective officer thereunto duly authorized as of the date first above written.

GOLD TORRENT, INC.

By

Name

Title

[Signature Page to Security Agreement]

S-1

SCHEDULE I

PLEDGED EQUITY INTERESTS

Issuer	Holder	Number Interests	Percentage of Ownership	Certificate Number	Class of Interest

[Signature Page to Security Agreement]

S-2

SCHEDULE II

LOCATIONS OF COLLATERAL

[Signature Page to Security Agreement]

S-3

SCHEDULE III

LEGAL NAMES, CHIEF EXECUTIVE OFFICE, ORGANIZATIONAL ID NUMBER, JURISDICTION

Legal Name	Chief Executive Office Location	Organizational ID Number	Jurisdiction of Organization

[Signature Page to Security Agreement]

S-4

SCHEDULE IV

Deposit AccountS, Securities AccountS and Commodities AccountS

Entity	Bank	Bank Address	Account Number	Account Purpose

[Signature Page to Security Agreement]

S-5

SCHEDULE V

PROMISSORY NOTES, CHATTEL PAPER, OTHER INSTRUMENTS AND LETTER OF CREDIT RIGHTS

Payor	Payee	Date	Amount

[Signature Page to Security Agreement]

S-6

SCHEDULE VI

COMMERCIAL TORT CLAIMS

[Signature Page to Security Agreement]

S-7